Exhibit 5


                     [LETTERHEAD OF CAHILL GORDON & REINDEL]




                                  July 14, 1998




                                                                  (212) 701-3000

First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is being rendered in connection with the registration statement on Form S-3 (Registration No. 333-57355) (the "Registration Statement") filed by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 2,535,357 shares (the "Redemption Shares") of common stock of the Company, par value $.01 per share (the "Common Stock") that may be issued in exchange for units of partnership interest (the "Units") in First Industrial, L.P., a Delaware limited partnership, (ii) 727,500 shares of Common Stock (the "Option Shares") which may be issued by the Company upon the exercise of outstanding options (the "Options"), and (iii) 4,707 shares of Common Stock (the "DIP Shares") issued pursuant to the Company's Deferred Income Plan.

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that:

     1. The Option Shares are authorized under the Charter and, when issued upon exercise of the Options in accordance with the Registration Statement and the 1997 Stock Incentive Plan or the 1994 Stock Incentive Plan, as applicable, and paid for in accordance therewith and with all applicable authorizing resolutions of the Board or an authorized committee thereof, the Option Shares will be legally issued, fully paid, and nonassessable.

     2. The DIP Shares issued in accordance with the Registration Statement, the Deferred Income Plan and all applicable resolutions of the Board or an authorized committee thereof and paid for in accordance therewith are legally issued, fully paid, and nonassessable.

     3. The Redemption Shares are authorized under the Charter and, when specifically authorized for issuance by the Board or an authorized committee thereof in exchange for Units, the actual value of which is set forth in such authorizing resolution or resolutions, and when issued as described in the Registration Statement or a prospectus supplement relating thereto, consistent with such authorizing resolution or resolutions, and upon receipt by the Company of the consideration provided for in such authorizing resolution or resolutions, will be duly authorized, validly issued, fully paid and nonassessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire, Woods, Battle & Boothe, L.L.P., a copy of which is attached hereto.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ CAHILL GORDON & REINDEL
                                       Cahill Gordon & Reindel

             [Letterhead of McGuire, Woods, Battle & Boothe, L.L.P.]

                                  July 14, 1998


First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation(the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement (No. 333-57355) on Form S-3 (which, together with the Prospectus relating thereto, shall hereinafter be referred to collectively as the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offer and sale from time to time of up to 2,535,357 shares (the "Redemption Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which may be issued in exchange for units of partnership interest (the "Units") in First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership"), conveyed to holders of Units in transactions involving acquisitions by the Operating Partnership of real property or entities holding interests in real property; (ii) 4,707 shares of Common Stock issued pursuant to the Company's Deferred Income Plan (the "DIP Shares"); and (iii) the possible offer and sale from time to time of up to 725,000 shares of Common Stock that may be issued by the Company upon the exercise by certain affiliates of the Company of outstanding options ("Options") issued pursuant to the Company's 1997 Stock Incentive Plan or the Company's 1994 Stock Incentive Plan (the "Option Shares").

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company (the "Board") with respect to the filing of the Registration Statement and other actions, and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.

     Based upon the foregoing, we are of the opinion that:

     1. The Option Shares are authorized under the Charter and, when issued upon exercise of the Options in accordance with the Registration Statement and the 1997 Stock Incentive Plan or the 1994 Stock Incentive Plan, as applicable, and paid for in accordance therewith and with all applicable authorizing resolutions of the Board or an authorized committee thereof, the Option Shares will be legally issued, fully paid, and nonassessable.

     2. The DIP Shares issued in accordance with the Registration Statement, the Deferred Income Plan and all applicable resolutions of the Board or an authorized committee thereof and paid for in accordance therewith are legally issued, fully paid, and nonassessable.

     3. The Redemption Shares are authorized under the Charter and, when specifically authorized for issuance by the Board or an authorized committee thereof in exchange for Units, the actual value of which is set forth in such authorizing resolution or resolutions, and when issued as described in the Registration Statement or a prospectus supplement relating thereto, consistent with such authorizing resolution or resolutions, and upon receipt by the Company of the consideration provided for in such authorizing resolution or resolutions, will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                     Very truly yours,

                                     /s/ McGuire, Woods, Battle & Boothe LLP